Exhibit 99.1

Genpact Reports Results for the First Quarter of 2010

First Quarter Revenues of $288.2 million, up 8%

Adjusted Income from Operations of $44.0 million, up 4%

NEW YORK, April 28, 2010 — Genpact Limited (NYSE: G), a leader in managing business processes, today announced financial results for the first quarter ended March 31, 2010.

Key Financial Results – First Quarter 2010

•	Revenues were $288.2 million, up 8.4% from $265.8 million in the first quarter of 2009.

•

Net income was $28.2 million, down 6.0% from $30.0 million in the first quarter of 2009, primarily due to higher taxes; net income margin for the first quarter of 2010 was 9.8%, down from 11.3% in the first quarter of 2009.

•	Diluted earnings per common share were $0.13, down from $0.14 in the first quarter of 2009.

•	Adjusted income from operations increased 4.3% to $44.0 million from $42.1 million in the first quarter of 2009.

•	Adjusted income from operations margin was 15.3%, down from 15.9% in the first quarter of 2009.

•	Adjusted diluted earnings per share were $0.15, down from $0.18 in the first quarter of 2009.

Pramod Bhasin, Genpact’s President and CEO said, “Our results for the first quarter of 2010 were solid and a good start to the year. Our pipeline is at record levels and we have many processes in transition reflecting recent significant wins which we believe will deliver future revenue growth. Our ground-breaking Smart Enterprise Processes (SEPSM) continues to be a differentiator. We also completed a successful $580 million secondary offering for selling shareholders this quarter which has improved the liquidity of our stock and expanded our investor base.”

Revenues from clients other than GE, which Genpact refers to as Global Client revenues, grew 13.7% over the first quarter of 2009. Revenues from Global Clients now represent approximately 60.7% of Genpact’s total revenues, with the remaining 39.3% of revenues coming from GE. GE revenues increased 1.2% from the first quarter of 2009.

Approximately 85.2% of Genpact’s revenues for the quarter came from business process services, up from 83.1% for the first quarter of 2009, while revenues from IT services were approximately 14.8% of total revenues for the first quarter of 2010 as compared to 16.9% for the first quarter of 2009.

In the first quarter of 2010, 37 client relationships each accounted for $5 million or more of Genpact’s revenues in the last twelve months, up from 35 such relationships at the end of 2009. Of those, 4 client relationships each accounted for $25 million or more of Genpact’s revenues in the last twelve months.

As of March 31, 2010, Genpact had approximately 41,300 employees worldwide, an increase from approximately 36,500 as of March 31, 2009. Genpact’s employee attrition rate for the quarter, measured from day one of employment was 23%, up from 21% for the same period in 2009. Genpact’s attrition rate would be 19% if measured after six months of employment, as many of Genpact’s competitors do. Revenue per employee was $29,900, down from $30,300 in the first quarter of 2009 primarily due to the increased headcount required for planned growth.

Genpact utilized $20.1 million of cash from operations in the first quarter of 2010, as compared to generating $18.8 million of cash from operations in the first quarter of 2009. The year over year decline was primarily due to incremental working capital related to the acquisition of Symphony Marketing Solutions, Inc., deposits for infrastructure investments, an increase in accounts receivable and some reduction in current liabilities. Genpact has a strong balance sheet, with approximately $341.0 million in cash and cash equivalents.

2010 Outlook

Bhasin continued, “Our outlook for the longer term, particularly with respect to business process management where we are a market leader, is optimistic. We continue to expect revenue growth in 2010 of 14% to 17% and adjusted income from operations margin of 17% to 18%.”

Conference Call

Genpact management will host a conference call beginning at 8:00 a.m. EDT on April 29, 2010 to discuss the company’s performance for the period ended March 31, 2010. To participate, callers can dial 1 (800) 299-7089 from within the U.S. or 1 (617) 801-9714 from any other country. Thereafter, callers will be prompted to enter the participant passcode, 15492215.

For those who cannot participate in the call, a replay and podcast will be available on Genpact’s website, www.genpact.com, after the end of the call. A transcript of the call will also be made available on Genpact’s website.

About Genpact

Genpact is a leader in managing business processes, offering a broad portfolio of enterprise and industry-specific services. The company manages over 3000 processes for more than 400 clients worldwide. Putting process in the forefront, Genpact couples its deep process knowledge and insights with focused IT capabilities, targeted analytics and pragmatic reengineering to deliver comprehensive solutions for clients. Lean and Six Sigma are an integral part of Genpact’s culture and Genpact views the management of business processes as a science. Genpact has developed Smart Enterprise Processes (SEPSM), a groundbreaking, rigorously scientific methodology for managing business processes, which focuses on optimizing process effectiveness in addition to efficiency to deliver superior business outcomes. Services are seamlessly delivered from a global network of centers to meet a client’s business objectives, cultural and language needs and cost reduction goals. Learn more at www.genpact.com.

Safe Harbor

This press release contains certain statements concerning our future growth prospects and forward-looking statements, as defined in the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those in such forward-looking statements. These risks and uncertainties include but are not limited to a slowdown in the economies and sectors in which our clients operate, a slowdown in the BPO and IT Services sectors, the risks and uncertainties arising from our past and future acquisitions, our ability to manage growth, factors which may impact our cost advantage, wage increases, our ability to attract and retain skilled professionals, risks and uncertainties regarding fluctuations in our earnings, general economic conditions affecting our industry as well as other risks detailed in our reports filed with the U.S. Securities and Exchange Commission, including Genpact’s Annual Report on Form 10-K. These filings are available at www.sec.gov. Genpact may from time to time make additional written and oral forward-looking statements, including statements contained in our filings with the Securities and Exchange Commission and our reports to shareholders. Although Genpact believes that these forward-looking statements are based on reasonable assumptions, you are cautioned not to put undue reliance on these forward-looking statements, which reflect management’s current analysis of future events. Genpact does not undertake to update any forward-looking statements that may be made from time to time by or on behalf of Genpact.

Contact

Investors	Shishir Verma
+1 (646) 624 5912
shishir.verma@genpact.com

Media	Gail Marold
+1 (919) 345 3899
gail.marold@genpact.com

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Balance Sheets

(Unaudited)

(In thousands, except per share data)

	As of December 31, 2009	As of March 31, 2010
Assets
Current assets
Cash and cash equivalents	$288,734	$340,907
Short term investments	132,601	—
Accounts receivable, net	137,454	150,156
Accounts receivable from related party, net	116,228	123,632
Short term deposits with related party	9,634	—
Deferred tax assets	45,929	37,003
Due from related party	9	3
Prepaid expenses and other current assets	116,551	138,125

Total current assets	$847,140	$789,826

Property, plant and equipment, net	189,112	197,138
Deferred tax assets	36,527	21,890
Investment in equity affiliates	588	2,259
Customer-related intangible assets, net	36,041	45,210
Other intangible assets, net	187	140
Goodwill	548,723	567,911
Other assets	89,247	136,200

Total assets	$1,747,565	$1,760,574

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Balance Sheets

(Unaudited)

(In thousands, except per share data)

	As of December 31, 2009	As of March 31, 2010
Liabilities and equity
Current liabilities
Short-term borrowings	$177	$—
Current portion of long-term debt	44,715	47,272
Current portion of capital lease obligations	527	2,125
Current portion of capital lease obligations payable to related party	1,429	1,392
Accounts payable	16,276	14,628
Income taxes payable	1,579	8,681
Deferred tax liabilities	264	398
Due to related party	7,843	7,783
Accrued expenses and other current liabilities	322,773	259,295

Total current liabilities	$395,583	$341,574
Long-term debt, less current portion	24,950	12,483
Capital lease obligations, less current portion	1,570	1,666
Capital lease obligations payable to a related party, less current portion	1,809	1,720
Deferred tax liabilities	4,398	4,142
Due to related party	10,474	12,138
Other liabilities	109,034	73,481

Total liabilities	$547,818	$447,204

Shareholders’ equity
Preferred shares, $0.01 par value, 250,000,000 authorized, none issued	—	—
Common shares, $0.01 par value, 500,000,000 authorized, 217,433,091 and 218,578,132 issued and outstanding as of December 31, 2009 and March 31, 2010, respectively	2,174	2,185
Additional paid-in capital	1,063,304	1,074,215
Retained earnings	278,911	307,085
Accumulated other comprehensive income (loss)	(146,993)	(73,169)

Genpact Limited shareholders’ equity	1,197,396	1,310,316
Noncontrolling interest	2,351	3,054

Total equity	1,199,747	1,313,370
Commitments and contingencies

Total liabilities and equity	$1,747,565	$1,760,574

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Statements of Income

(Unaudited)

(In thousands, except per share data)

	Three months ended March 31,
	2009	2010
Net revenues
Net revenues from services - related party	$112,021	$113,338
Net revenues from services - others	153,812	174,881

Total net revenues	265,833	288,219

Cost of revenue
Services	163,719	176,685

Total cost of revenue	163,719	176,685

Gross profit	$102,114	$111,534

Operating expenses:
Selling, general and administrative expenses	63,857	72,891
Amortization of acquired intangible assets	6,869	4,219
Other operating (income) expense, net	(1,713)	(2,830)

Income from operations	$33,101	$37,254

Foreign exchange (gains) losses, net	(2,805)	731
Other income (expense), net	1,072	1,270

Income before share of equity in (earnings) loss of affiliates and income tax expense	36,978	37,793

Equity in (gain) loss of affiliates	230	333

Income before income tax expense	36,748	37,460

Income tax expense	4,872	7,217

Net Income	$31,876	$30,243

Net income attributable to noncontrolling interest	1,917	2,069

Net income attributable to Genpact Limited shareholders	$29,959	$28,174

Net income available to Genpact Limited common shareholders	29,959	28,174
Earnings per common share attributable to Genpact Limited common shareholders
Basic	$0.14	$0.13
Diluted	$0.14	$0.13

Weighted average number of common shares used in computing earnings per common share attributable to Genpact Limited common shareholders
Basic	214,585,598	217,956,146
Diluted	217,242,725	223,972,059

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	Three months ended March 31,
	2009	2010
Operating activities
Net income attributable to Genpact Limited shareholders	$29,959	$28,174
Adjustments to reconcile net income to net cash provided by (used for) operating activities:
Depreciation and amortization	12,366	13,987
Amortization of debt issue costs	149	116
Amortization of acquired intangible assets	7,020	4,303
Provision for doubtful receivables	1,858	(1,679)
Gain on business acquisition	—	(247)
Unrealized (gain) loss on revaluation of foreign currency asset/liability	(2,845)	(2,495)
Equity in loss of affiliates	230	333
Noncontrolling interest	1,917	2,069
Share-based compensation expense	4,660	4,486
Deferred income taxes	(9,302)	(1,579)
Others, net	29	171
Change in operating assets and liabilities:
Increase in accounts receivable	(8,101)	(16,798)
Increase in other assets	(20,689)	(16,062)
(Decrease) / increase in accounts payable	1,430	(1,080)
Decrease in accrued expenses and other current liabilities	(16,052)	(41,670)
Increase in income taxes payable	15,633	7,059
Increase in other liabilities	505	851

Net cash provided by (used for) operating activities	$18,767	$(20,061)

Investing activities
Purchase of property, plant and equipment	(13,495)	(25,044)
Proceeds from sale of property, plant and equipment	648	132
Investment in affiliates	—	(2,000)
Purchase of short term investments	(37,167)	—
Proceeds from sale of short term investments	60,478	132,601
Short term deposits placed with related party	(49,030)	—
Redemption of short term deposits with related party	86,823	9,761
Payment for business acquisitions, net of cash acquired	(20,196)	(25,690)
Advance paid for business acquisition	—	(16,347)

Net cash provided by investing activities	$28,061	$73,413

Financing activities
Repayment of capital lease obligations	(676)	(588)
Repayment of long-term debt	(5,000)	(10,000)
Repayment of short-term borrowings	—	(184)
Proceeds from issuance of common shares under share based compensation plans	584	6,436
Distribution to noncontrolling interest	(1,792)	(1,743)

Net cash used for financing activities	$(6,884)	$(6,079)

Effect of exchange rate changes	(13,286)	4,900
Net increase (decrease) in cash and cash equivalents	39,944	47,273
Cash and cash equivalents at the beginning of the period	184,050	288,734

Cash and cash equivalents at the end of the period	$210,708	$340,907

Supplementary information
Cash paid during the period for interest	$1,100	$481
Cash paid during the period for income taxes	$13,428	$11,139
Property, plant and equipment acquired under capital lease obligation	$352	$222

Reconciliation of Adjusted Non-GAAP Financial Measures to GAAP Measures

To supplement the consolidated financial statements presented in accordance with GAAP, this press release includes the following measures defined by the Securities and Exchange Commission as non-GAAP financial measures: non-GAAP adjusted income from operations, adjusted net income attributable to shareholders of Genpact Limited, or adjusted net income, and diluted adjusted earnings per share attributable to shareholders of Genpact Limited, or diluted adjusted earnings per share. These non-GAAP measures are not based on any comprehensive set of accounting rules or principles and should not be considered a substitute for or superior to, financial measures calculated in accordance with GAAP, and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures, the financial statements prepared in accordance with GAAP and the reconciliations of Genpact’s GAAP financial statements to such non-GAAP measures should be carefully evaluated.

For its internal management reporting and budgeting purposes, Genpact’s management uses financial statements that do not include share-based compensation expense (including fringe benefit tax, or FBT thereon for Indian employees, abolished on August 18, 2009 with effect from April 1, 2009), amortization of acquired intangibles at formation in 2004 and expenses associated with the Company’s March 2010 secondary offering for financial and operational decision-making, to evaluate period-to-period comparisons or for making comparisons of Genpact’s operating results to that of its competitors. Moreover, because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use when adopting ASC 718 “Compensation-Stock Compensation” (previously referred to as SFAS No. 123(R) “Share Based Payment”), Genpact’s management believes that providing financial statements that do not include share-based compensation allows investors to make additional comparisons between Genpact’s operating results to those of other companies. In addition, Genpact’s management believes that providing non-GAAP financial measures that exclude amortization of acquired intangibles and the expenses of the secondary offering allows investors to make additional comparisons between Genpact’s operating results to those of other companies. The Company also believes that it is unreasonably difficult to provide its financial outlook in accordance with GAAP for a number of reasons including, without limitation, the Company’s inability to predict its future share-based compensation expense under ASC 718, the amortization of intangibles associated with further acquisitions and the expenses of the secondary offering, if any. Accordingly, Genpact believes that the presentation of non-GAAP adjusted income from operations and adjusted net income, when read in conjunction with the Company’s reported results, can provide useful supplemental information to investors and management regarding financial and business trends relating to its financial condition and results of operations.

A limitation of using non-GAAP adjusted income from operations and adjusted net income versus income from operations and net income attributable to shareholders of Genpact Limited calculated in accordance with GAAP is that non-GAAP adjusted income from operations and adjusted net income excludes costs, namely, share-based compensation, that are recurring. Share-based compensation has been and will continue to be a significant recurring expense in Genpact’s business for the foreseeable future. Management compensates for this limitation by providing specific information regarding the GAAP amounts excluded from non-GAAP adjusted income from operations and adjusted net income and evaluating such non-GAAP financial measures with financial measures calculated in accordance with GAAP.

The following tables show the reconciliation of these adjusted financial measures from GAAP for the three months ended March 31, 2009 and 2010:

Reconciliation of Adjusted Income from Operations

(Unaudited)

(In thousands)

	Three months ended March 31,
	2009	2010

Income from operations as per GAAP	$33,101	$37,254
Add: Amortization of acquired intangible assets resulting from Formation Accounting	6,469	3,524
Add: Share based compensation	4,660	4,486
Add: FBT impact on share based compensation recovered from employees	70	—
Add: Other income	(18)	1,094
Less: Equity in loss of affiliate	(230)	(333)
Less: Noncontrolling interest	(1,917)	(2,069)

Adjusted income from operations	$42,135	$43,956

Reconciliation of Adjusted Net Income

(Unaudited)

(In thousands, except per share data)

	Three months ended March 31,
	2009	2010

Net income as per GAAP	$29,959	$28,174
Add: Amortization of acquired intangible assets resulting from Formation Accounting	6,469	3,524
Add: Share based compensation	4,660	4,486
Add: FBT impact on share based compensation recovered from employees	70	—
Add: Secondary offering expenses	—	591
Less: Tax impact on amortization of acquired intangibles resulting from Formation Accounting	(1,346)	(1,208)
Less: Tax Impact on stock based compensation	(1,586)	(1,130)

Adjusted net income	$38,226	$34,437

Diluted adjusted earnings per share	$0.18	$0.15